                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

            THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of March 29, 2002 (this "Instrument") among BUDGET GROUP, INC., a Delaware corporation (the "Company") in its capacities as issuer (the "Issuer") under the Indenture (as hereinafter defined) and as depositor (the "Depositor") under the Trust Agreement (as hereinafter defined), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as successor trustee under the Indenture and as successor property trustee under the Trust Agreement (the "Successor Trustee"), THE BANK OF NEW YORK, a New York banking corporation, as resigning indenture trustee under the Indenture (the "Resigning Indenture Trustee") and resigning property trustee under the Trust Agreement (the "Resigning Property Trustee" and together with the Resigning Indenture Trustee, the "Resigning Trustees" and each individually a "Resigning Trustee").

                                   WITNESSETH:

            WHEREAS, (i) the Issuer and the Resigning Indenture Trustee entered into that certain Indenture dated as of June 19, 1998 (the "Indenture"); (ii) the Depositor, the Resigning Indenture Trustee, the Resigning Property Trustee and the other Administrative Trustees named therein entered into that certain Amended and Restated Declaration of Trust dated as of June 19, 1998, relating to the Budget Group Capital Trust (the "Trust Agreement" and together with the Indenture, the "Agreements"); and

            WHEREAS, (i) Section 6.10(b) of the Indenture provides that the Resigning Indenture Trustee may resign at any time by giving written notice thereof to the Issuer, (ii) Section 5.6(e) of the Trust Agreement provides that the Resigning Property Trustee may resign at any time by giving written notice thereof to the Depositor and the Trust (the aforementioned provisions are collectively referred to herein as the "Resignation Provisions"); and

            WHEREAS, each Resigning Trustee, pursuant to the applicable Resignation Provisions, has given such written notice to the relevant parties on March 14, 2002 and March 14, 2002, a copy of each such notice of which is attached hereto as Exhibit A, which resignation shall create a vacancy in the office of the applicable trustee; and

            WHEREAS, (i) Section 6.10(e) of the Indenture provides that the Issuer shall promptly appoint a successor to fill a vacancy in the office of Indenture Trustee under the Indenture, (ii) Section 5.6(f) of the Trust Agreement provides that the holders of the Common Securities shall promptly appoint a successor to fill the vacancy in the office of Property Trustee; and

            WHEREAS, the Resigning Trustee was appointed Delaware Trustee, Registrar and Paying Agent by the relevant parties under the applicable Agreements; and

            WHEREAS, the relevant parties wish to appoint the Successor Trustee as Successor Delaware Trustee, Successor Property Trustee, Successor Registrar and Successor Paying Agent under the applicable Agreements; and


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            WHEREAS, the Successor Trustee is willing to accept such
appointments on the terms and conditions set forth herein and under the applicable Agreements; and

            WHEREAS, the Successor Trustee is qualified to act as such successor under the applicable Agreements.

            NOW, THEREFORE, pursuant to the provisions of the Agreements and in consideration of the premises and the covenants herein contained, it is agreed among the parties hereto as follows:

      1. The Company, as Issuer and Depositor hereby accepts the resignation of the Resigning Trustee and its resignation as Delaware Trustee, Registrar and Paying Agent and, pursuant to the authority vested in it by the Resignation Provisions, hereby appoints the Successor Trustee as successor to the Resigning Trustee under the Agreements, with all the estate, properties, rights, powers, trusts, duties and obligations heretofore vested in such Resigning Trustee under the relevant Agreement. The Successor Trustee designates it corporate trust office presently located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, as the office or agency in Wilmington, Delaware, where High Tides Debentures (as defined in the Indenture) may be presented for payment, registration of transfer and exchange and as the office where notices and demands to or upon (i) the Issuer in respect of the Indenture or the High Tides Debentures may be served and (ii) where Trust Securities (as defined in the Indenture) may be presented for payment, registration of transfer and exchange and as the office where notices and demands to or upon the Trust in respect of the Trust Agreement or the Trust Securities may be served. The Resigning Trustee's resignation shall be effective as of the opening of business on the date first above written upon the execution and delivery hereof by each of the parties hereto.

      2. The applicable Resigning Trustee represents and warrants to the Successor Trustee that:

            (a) $300,000,000 of High Tides Debentures remains outstanding as of the effective date hereof in respect of the Indenture and $300,000,000 of Trust Securities remains outstanding as of the effective date hereof in respect of the Trust Agreement.

            (b) It has made, or promptly will make available to the applicable Successor Trustee the documents listed on Exhibit B hereto. The notices to holders of Trust Securities listed on Exhibit B constitute all notices delivered by the Resigning Property Trustee to such holders.

            (c) No covenant or condition contained in the Agreements has been waived by the applicable Resigning Trustee or, to the best of the knowledge of the Responsible Officers of the applicable Resigning Trustee, by the holders of the percentage in aggregate principal amount of the High Tides



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                  Debentures required by the Indenture or by the holders of the requisite liquidation amount of Trust Securities required by the Trust Agreement, as the case may be, to effect any such waiver.

            (d) As of the effective date of this Instrument, the Resigning Trustee in such capacity, will hold no property under the Agreements.

            (e) This Instrument has been duly authorized, executed and delivered on behalf of the Resigning Trustee and constitutes its legal, valid and binding obligation.

            (f) Each person who authenticated the High Tides Debentures or the Trust Securities was duly elected, qualified and acting as an officer of the applicable Resigning Trustee and empowered to authenticate the High Tides Debentures or the Trust Securities, as the case may be, at the respective times of such authentication and the signature of such person or persons appearing on such High Tides Debentures or Trust Securities, as the case may be, is each person's genuine signature.

            (g) To the best of the knowledge of the Responsible Officers of the Resigning Trustees' Corporate Trust and Agency Group, no event has occurred and is continuing which is, or after notice or lapse of time would become an Event of Default under
                  Section 5.01 of the Indenture or Section 1.01 of the Trust Agreement.

      3. The Successor Trustee represents and warrants to the Company and the Resigning Trustee that:

            (a) It is qualified to act as Indenture Trustee and Property Trustee, under the provisions of the relevant Agreements to which it will become subject.

            (b) This Instrument has been duly authorized, executed and delivered on behalf of such Successor Trustee and constitutes its legal, valid and binding obligation.

      4. The Successor Trustee hereby accepts its appointment under the applicable Agreements and accepts the trusts created trusts thereby, and assumes all rights, powers, duties and obligations of such Resigning Trustee thereunder. The Successor Trustee will perform the applicable trusts and will exercise the applicable rights, powers, duties, and obligations upon the terms and conditions set forth in the applicable agreements.



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      5. The Successor Trustee hereby accepts the designation of its corporate trust offices set forth in Section 1 hereto as the office or agency: (i) where the High Tides Debentures may be presented for payment, registration of transfer and exchange and as the office where notices and demands to or upon the Issuer in respect of the Indenture or the High Tides Debentures may be served, and (ii) where the Trust Securities may be presented for payment, registration of transfer and exchange and as the office where notices and demands to or upon the Trust in respect of the Trust Agreement and the Trust securities may be served.

      6. The Resigning Trustee hereby confirms, assigns, transfers and sets over to the applicable Successor Trustee upon the trusts expressed in the Agreements, any and all moneys and all the rights, powers, trusts, duties and obligations which the Resigning Trustee now holds under and by virtue of the Agreements. The Resigning Indenture Trustee acknowledges that it relinquishes any lien it may have upon all property or funds held or collected by it to secure any amounts due it pursuant to the provision of Section 6.07 of the Indenture.

      7. The Company, as Issuer and Depositor, hereby joins in the execution hereof for the purpose of more fully and certainly vesting in and confirming to each Successor Trustee, said rights, powers, duties, trusts and obligations.

      8. The Resigning Trustees hereby agree, upon the request of any Successor Trustee, to execute, acknowledge and deliver such further instruments of conveyance and assurance and to do such other things as may be required for more fully and certainly vesting and confirming in such Successor Trustee all of the properties, rights, powers, duties and obligations of such Successor Trustee under the applicable Agreements.

      9. Promptly after the execution and delivery of this Instrument, the Company shall cause a notice, the form of which is annexed hereto as Exhibit C, to be sent to each holder of High Tide Debentures and Trust Securities, as the case may be, and to the agent or representative for the holders of all Designated Senior Debt.

      10. This Instrument does not constitute a waiver or assignment by the Resigning Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Agreements nor does it constitute a waiver by the Issuer or Depositor of any defenses available to it in respect of any such compensation, reimbursement or indemnification obligation. The Issuer acknowledges its obligation set forth in Section 6.07 of the Indenture to indemnify the Resigning Indenture Trustee for, and to hold the Resigning Indenture Trustee harmless against, any loss, liability and expense incurred without negligence or bad faith on the part of the Resigning Indenture Trustee and arising out of or in connection with the acceptance or administration of the Trusts evidenced by the Indenture (which obligations shall survive the execution and delivery hereof); it being understood and agreed that the foregoing shall not be deemed to create any additional obligations of the Issuer beyond those set forth in the Indenture. The Depositor acknowledges its obligations set forth in Section 10.4 of the Trust Agreement to indemnify the Resigning Property Trustee against, any loss, liability and expense incurred without negligence or willful misconduct on the part of the Resigning Property Trustee or arising out of or in connection with the exercise or performance of their duties under the Trust Agreement (which obligations shall survive the execution and delivery



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hereof); It being understood and agreed that the foregoing shall not be deemed to create any additional obligations of the Depositor beyond those set forth in the Trust Agreement. The Successor Trustee shall be entitled to compensation for its services as provided on Schedule A, attached hereto. The Issuer acknowledges and reaffirms its obligations to the Successor Trustee as set forth in Section
6.07 of the Indenture and the Depositor acknowledges and reaffirms its obligations to the Successor Trustee as set forth in Section 10.4 of the Trust Agreement, which obligations shall survive the execution hereof.

      11. Terms not otherwise defined in this Instrument shall have the definitions given thereto in the Agreements.

      12. The effect and meaning of this Instrument and the rights of all parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

      13. This Instrument may be countersigned in any number of counterparts, each executed counterpart constituting an original but together only one instrument.

      14. By execution and delivery hereof, Budget Group Capital Trust, as sole holder of the Common Securities issued under the Trust Agreement, hereby consents to the appointment of the Successor Trustee as successor to the Resigning Property Trustee hereunder.

      This Agreement and the resignations, appointments and acceptances effected hereby shall be effective as of the close of business on March 29, 2002.





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      IN WITNESS WHEREOF, the parties have caused this Instrument to be duly executed all as of the day and year first above written.

                              BUDGET GROUP, INC.
                               as Issuer and Depositor

                              By:  /s/ Katherine L. Abbott
                                  ---------------------------------
                                  Name:  Katherine L. Abbott
                                  Title: Vice President & Treasurer


                              THE BANK OF NEW YORK, as
                              Resigning Delaware Trustee

                              By:  /s/ William T. Lewis
                                  --------------------------
                                  Name:  William T. Lewis
                                  Title: Senior Vice President


                              WILMINGTON TRUST COMPANY, as
                                Successor Indenture Trustee and Successor
                                Property Trustee, Successor Delaware Trustee, Successor Registrar and Successor Paying Agent

                              By:  /s/ Steven Cimalore
                                  --------------------------
                                  Name:  Steven Cimalore
                                  Title: Vice President

Acknowledged and Agreed:

BUDGET GROUP CAPITAL, INC.,
 as Sole Holder of the Common Securities

By: /s/ Robert L. Aprati
   -----------------------
   Name:  Robert L. Aprati
   Title: Administrative Trustee



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                                    EXHIBIT A

                               Resignation Letter

      Reference is made to that certain Amended and Restated Declaration of Trust dated as of June 19, 1998 (the "Trust Agreement"), among Budget Group, Inc., as depositor and debenture issuer, and the Trustees named therein. Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Trust Agreement.

      This letter will serve as the notice of resignation of the Property Trustee pursuant to Section 5.6 of the Trust Agreement, to become effective in accordance with and pursuant to the terms of the Trust Agreement.

                                    Very truly yours,

                                    THE BANK OF NEW YORK
                                         as Property Trustee

                                    By:   /s/ Irene Siegel
                                       ---------------------------
                                       Name: Irene Siegel
                                       Title: Vice President




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                               Resignation Letter

      Reference is made to that certain Indenture dated as of June 19, 1998 (the "Indenture"), between Budget Group, Inc., as issuer, and The Bank of New York, as indenture trustee (the "Trustee"). Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Indenture.

      This letter will serve as the Trustee's notice of resignation pursuant to
Section 6.10 of the Indenture, to become effective in accordance with and pursuant to the terms of the Indenture.

                                    Very truly yours,

                                    THE BANK OF NEW YORK
                                         as Indenture Trustee

                                    By: /s/ Irene Siegel
                                       ---------------------------
                                       Name:  Irene Siegel
                                       Title: Vice President





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                                    EXHIBIT B

                                List of Documents

1. Indenture dated as of June 19, 1998, between the Issuer and the Resigning Indenture Trustee.

2. Amended and Restated Declaration of Trust dated as of June 19, 1998 among the Depositor, the Resigning Property Trustee, the Resigning Delaware Trustee and the Administrative Trustees named therein.

3.    Files of Closing documents.







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                                    EXHIBIT C

                              [COMPANY LETTERHEAD]

                              NOTICE OF APPOINTMENT
                              OF SUCCESSOR TRUSTEE

To the Holders of Budget Group, Inc HIGH TIDES Debentures due 2028

NOTICE IS HEREBY GIVEN, pursuant to Section 6.10 of the Indenture dated as of June 19, 1998 by and between Budget Group, Inc. (the "Company") and The Bank of New York, as Trustee, that The Bank of New York has resigned as Trustee under the Indenture.

Pursuant to Section 6.11, of the Indenture, Wilmington Trust Company, a banking corporation and trust company duly organized and existing under the laws of the State of Delaware, has accepted appointment as successor Trustee under the Indenture. The Corporate Trust Office of Wilmington Trust Company is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

The Bank of New York's resignation as Trustee and Wilmington Trust Company's appointment as successor Trustee were effective as of the close of business on March __, 2002.

Dated:  New York, New York

         _____ __, 2002

                                                Very truly yours,

                                                Budget Group, Inc.


                                                By:______________________
                                                   Name:
                                                   Title:



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




                                To the Holders of

                           BUDGET GROUP CAPITAL TRUST
                     6 1/4% CONVERTIBLE PREFERRED SECURITIES
       REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES (HIGH TIDES)
                     (LIQUIDATION AMOUNT $50 PER HIGH TIDE)
          GUARANTEED BY, AND CONVERTIBLE INTO CLASS A COMMON STOCK OF,
                               BUDGET GROUP, INC.

      NOTICE IS HEREBY GIVEN that BUDGET GROUP, INC. (the "Company") has received a notice of resignation from THE BANK OF NEW YORK, as Property Trustee (the "Resigning Property Trustee") under the Trust Agreement dated as of June 19, 1998 (the "Trust Agreement"), such resignation to be effective March __, 2002. Capitalized terms used and not defined shall have the meanings set forth in the Trust Agreement.

      NOTICE IS HEREBY FURTHER GIVEN that pursuant to Section 5.6 of the Trust Agreement, the Holders of the Common Securities have appointed WILMINGTON TRUST COMPANY ("Wilmington"), as successor Property Trustee under the Trust Agreement. Wilmington has, pursuant to Section 5.6 of the Trust Agreement, accepted such appointment to be effective March __, 2002. The address of the Corporate Trust Office of Wilmington is set forth below. Said office has also been designated as the office or agency of the Issuer where notices and demands to or upon the Issuer in respect of the Securities and the Agreement may be served. Securities being sent to the successor Property Trustee for payment, registration of transfer or exchange should be sent to the following address:

                            Wilmington Trust Company
                            Rodney Square North, 1100
                               North Market Street
                            Wilmington, Delaware 19890
                            Attention: Issuer Services

Dated: _____ __, 2002               BUDGET GROUP, INC.


                                    By:
                                       ---------------------------
                                       Name:
                                       Title:



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                                   SCHEDULE A

                               BUDGET GROUP, INC.

                                SCHEDULE OF FEES

                                    TO ACT AS

  SUCCESSOR INDENTURE, PROPERTY AND DELAWARE TRUSTEE, REGISTRAR & PAYING AGENT

                         HIGH TIDES DEBENTURES DUE 2028

NOTE:

Subject to a legal and administrative review of the governing documents and acceptable indemnification for our fees and expenses from a creditworthy entity. Out of pocket expenses (including outside counsel's fees and expenses in connection with the closing and in connection with any post-closing matters) are additional and are billed separately within 30 days from closing. Wilmington Trust requests that whenever possible, the Initial Fee and the first year's Annual Administration Fee be paid on the closing date by wire transfer per the following wire transfer instructions: Wilmington Trust Company, Wilmington, Delaware; ABA No. 031100092; for credit to the account of Corporate Trust Administration - Income Account; Account No. 9974-0 (Income); Attn: Irene Lennon; Ref: Trustee Fees and Expenses for [transaction name]. Thereafter, the Annual Administration Fee is due and payable annually in advance on each anniversary of the closing date. Transaction Fees are due and payable annually in arrears. All fees are non-refundable and will not be prorated in the event of an early termination of the Trust. In the event that the transaction does not close, Wilmington Trust reserves the right to be paid its Initial Fee. All fees quoted are guaranteed for a period of 90 days.

AS INDENTURE, PROPERTY  & DELAWARE TRUSTEE



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

Initial Charge:       (payable in advance)                      Waived

Covers the acceptance of a Trust created or modified by an Indenture or Resolution ("Instrument").

These charges include a complete study of drafts of Instruments and all supporting documents in connection therewith, conferences until a final Instrument is agreed upon, execution of the final Instrument and authentication of securities in either temporary or definitive form.

Annual Administration Charges:      (payable in advance)       $ 10,000.00



Covers normal administration functions including the maintenance of administrative records, duties in connection with the security provisions of the Instrument, and the consideration and decision with respect to various normal administrative questions. The Trustee reserves the right to determine which services may be considered "normal".

Default Administration Charges:     (if applicable)

Charges are accrued at an hourly rate, as follows:

Vice President                $375.00 per hour

Assistant Vice President      $290.00 per hour

Financial Services Officer    $225.00 per hour

Covers default administration functions including the maintenance of administrative records, duties in connection with the security provisions of the Instrument, and the consideration and decision with respect to various default administrative questions.



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AS REGISTRAR AND PAYING AGENT

Annual Charge:     (payable in advance)                               Waived

Annual Account Maintenance Fee                                        Waived

(Accounts maintained at beginning of each billing period plus all accounts opened during period)

Covers maintenance of securityholders' name and address file, recording certificate transactions, correspondence with and research for securityholders, payment of interest, placement, maintenance and removal of stop transfer protection, replacement of lost or stolen certificates, examination and passing upon legal transfers and maintaining all control records, including one audit confirmation.

Transaction Fees:

a.    Purchase, sale, withdrawal, maturities
      calls and puts of domestic securities                 $15.00

b.    Physical delivery of domestic securities              $50.00

c.    Purchase of Eurodollar certificate of deposit         $65.00

d.    Principal amortizing securities
      (per pool/per month)                                  $10.00

e.    Wire charge (per transfer)
                  Outgoing*                                 $25.00
                  Incoming*                                 $10.00

Transfer or Re-registration Fee:                            $1,000

Termination Fee:                                            To be determined**

E-Room Technology                                           To be determined(1)


*Transfers made by associate banks may result in additional wire charges.

**Wilmington Trust reserves the right to charge a fee relating to the termination of the Trust and the final distribution of the property held by the trust; such fee to be determined at the time of termination.

(1) Wilmington Trust will provide a confidential `cyber-room' service on the internet with 24x7 worldwide access to manage transaction related documents during pre-closing, closing and post closing. Service can be secured via a separate agreement and is not contingent upon Wilmington Trust's participation in the transaction.

AGREED TO & ACCEPTED _____________________



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DATE                     _____________________








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